EXHIBIT 11.2
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)



                                                        Six Months Ending
                                                  February 24,      February 25,
                                                     1995               1994
                                                  ------------      ------------
PRIMARY
Average Shares Outstanding ................         8,601,267          6,982,785
Net Effect of dilutive stock
options and convertible issues
based on the treasury stock
method using average
market price ..............................              --              327,092
                                                  -----------        -----------
Total .....................................         8,601,267          7,309,877
                                                  ===========        ===========
Net Income/(Loss) .........................       $(2,010,000)       $  1,920,00
                                                  ===========        ===========
Per Share Amount ..........................       $      (.23)       $       .26
                                                  ===========        ===========
FULLY DILUTED
Average Shares Outstanding ................         8,601,267          6,982,785
Net effect of dilutive stock
options  and convertible issues
based on the treasury  stock
method using the period
ending  market price, if higher
than average  market price ................              --              327,092
                                                  -----------        -----------
Total .....................................         8,601,267          7,309,877
                                                  ===========        ===========
Net Loss ..................................       $(2,010,000)       $ 1,920,000
                                                  ===========        ===========
Per Share Amount ..........................       $      (.23)       $       .26
                                                  ===========        ===========